UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2010

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 9, 2010, Peter V. Ferris tendered his resignation as the President of Charter Medical Ltd. and all other Lydall, Inc. subsidiaries for which he holds any position. In accordance with Section 2 of the Agreement governing the terms and conditions of his employment, Mr. Ferris’ employment with the Company will terminate thirty (30) days after the date of the resignation letter unless the Company agrees to an earlier termination date.

A copy of the Agreement governing the terms and conditions of Mr. Ferris’ employment with the Company was previously filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K dated March 13, 2007 and a copy of the first amendment to such Agreement was previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q dated November 7, 2007, each of which is hereby incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

December 14, 2010	By:	/S/ JAMES V. LAUGHLAN
James V. Laughlan
Controller and Principal Accounting Officer

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